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                                                                    EXHIBIT 10.2

                               LICENSE AGREEMENT

    LICENSE AGREEMENT (the "AGREEMENT"), dated as of [            ], 2000, by
and among [NEWCO], a Delaware corporation ("NEWCO"), Styleclick.com Inc., a California corporation ("STYLECLICK"), Internet Shopping Network LLC, a Delaware limited liability company ("ISN"), and USA Networks, Inc., a Delaware corporation ("USA").

    WHEREAS, Styleclick and USANi Sub LLC, a Delaware limited liability company and an Affiliate of ISN ("PARENT"), have entered into an Agreement and Plan of Merger, dated as of January 24, 2000 (the "MERGER AGREEMENT"), which provides for, among other things, the merger (the "MERGER") of Styleclick with a subsidiary of Newco and the concurrent contribution by Parent to Newco of all of the outstanding limited liability interests of ISN;

    WHEREAS, Newco, Styleclick, ISN and their respective controlled Affiliates as they exist from time to time (each, a "LICENSOR" and collectively, the "LICENSORS") have developed and will develop technologies that enable enhanced shopping for and selling of merchandise on the Internet;

    WHEREAS, USA (together with its Affiliates, other than the Licensors, as they exist from time to time, collectively the "LICENSEE") desires to use such technologies in the ongoing business activities of Licensee; and

    WHEREAS, the execution and delivery of this Agreement is a condition to Closing under, and as defined in, the Merger Agreement.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

           1.1 "LICENSED TECHNOLOGY" means all technology proprietary to any of the Licensors and owned or developed (whether before or after the date hereof) by any of the Licensors at any stage of development, including any software, patents, patent applications, techniques, methods or other know-how, whether patentable or not except for technology developed by any Licensor under a contract with a third party pursuant to which such Licensor has assigned or will assign such technology to such third party.

           1.2 "ENHANCED TECHNOLOGY" means (a) any Licensed Technology that is an improvement, enhancement or add-on to any technology owned or developed (whether before or after the date hereof) by a Third Party (such Licensed Technology being referred to as the "OWNED ENHANCED TECHNOLOGY") and (b) the technology so owned or developed by such Third Party (the "THIRD PARTY TECHNOLOGY") to the extent of any Licensor's rights and interests therein or in respect thereof (the "THIRD PARTY LICENSE").

           1.3 "CONFIDENTIAL INFORMATION" shall mean all non-public information of a party and its Affiliates including, without limitation, information relating to such party's technology, business strategy (either as then being conducted or proposed to be conducted), know-how, marketing, suppliers, customers, sources of materials, finances, accounting, business relationships, employees, and trade secrets. Confidential Information shall not include (i) any information that enters the public domain through no fault of a party bound hereby,
       (ii) any information that is made available to a party from a source other than the other party that is not bound by a confidentiality agreement with the Company, or (iii) any information that is developed by a party independently.
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           1.4  "INTELLECTUAL PROPERTY"  means all of the following as they exist in all jurisdictions throughout the world: (i) patents, patent applications and other patent rights; (ii) trademarks, service marks, trade dress, Internet domain names, designs, whether registered or unregistered; (iii) copyrights, including all source code, object code and documentation related thereto; (iv) concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions (whether or not patentable), and other proprietary rights.

        2.  LICENSE TERMS

           2.1 The Licensors hereby grant Licensee a perpetual, non-exclusive, worldwide right to use the Licensed Technology in any field of use.

           2.2 The Licensors further grant Licensee the right to sublicense the rights granted to Licensee hereunder solely as needed for Licensee to license, sell, or distribute any bona fide products or services offered from time to time by Licensee that may incorporate the Licensed Technology; PROVIDED that no such sublicense shall be made if the portion of such product or service being offered by Licensee that is not comprised of the Licensed Technology is immaterial to such product or services offered.

           2.3 The Licensors further grant Licensee the right to prepare derivative works based upon, make copies of and/or distribute any software that embodies the Licensed Technology solely to the extent necessary for Licensee to exercise all of its rights granted by paragraphs 2.1 and 2.2 of this section.

           2.4 Any rights not expressly granted hereunder are reserved by Licensors.

           2.5 If and when Licensee seeks to use an Enhanced Technology, each Licensor shall use its best efforts to obtain the right to sublicense that component of the Enhanced Technology that is Third Party Technology under the same terms and conditions as the Third Party License in respect of such Third Party Technology and to sublicense such rights to the Third Party Technology to (and permit the sublicense by) Licensee on the same terms as the Third Party License; provided that a Licensor shall not be obligated to use its best efforts to obtain the right to sublicense any Enhanced Technology that is licensed by the Licensor solely for office management purposes. Notwithstanding anything to the contrary herein, in the event that a Third Party License requires the payment of any non-cash consideration by a Licensor, such requirement shall not apply to the sublicense of such Third Party Technology to or by Licensee hereunder.

        3.  ROYALTY FEES.

           3.1 FIRST TIME LICENSING FEES. The royalty fees payable for the use of any Licensed Technology that, as of the time Licensee begins to use such Licensed Technology, no Licensor has licensed to a Third Party, shall be determined by the parties hereto based on a good faith mutually satisfactory determination of the fair market value of Licensee's rights hereunder in respect of such Licensed Technology, taking into account all attendant circumstances that may affect such determination including, without limitation, (i) the breadth of the intended field of usage,
       (ii) the expected volume of usage and (iii) the expected term of usage (as so determined, the "FAIR MARKET VALUE"). The royalty fee so determined shall remain in effect for the duration of the term of this Agreement or until such earlier time as any Licensor executes a license granting use of such Licensed Technology to a Third Party, in which case
       Section 3.2 shall govern the royalties payable by Licensee for the rights granted hereunder in respect of such Licensed Technology.

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           3.2  FEES FOR OTHERWISE LICENSED TECHNOLOGY.  The royalty fees payable for the use of any Licensed Technology (including any Enhanced Technology) that, as of the time Licensee begins to use such Licensed Technology, a Licensor has licensed to a Third Party, shall be the lowest fee payable by any Third Party for a comparable license with respect to such Licensed Technology and shall be on terms no less favorable than the terms granted to such Third Party; PROVIDED that in no event shall such royalty fees exceed the Fair Market Value (determined in accordance with Section 3.1) of Licensee's rights hereunder in respect of such Licensed Technology. To the extent that any consideration to be paid by such Third Party is other than in the form of cash, Licensee shall have the right to pay such consideration in cash in an amount equal to the fair market value of such non-cash consideration as reasonably determined by the parties hereto.

           3.3 FIRST TIME ENHANCED TECHNOLOGY SUBLICENSE. Without duplication, the royalty fees payable for use of any Enhanced Technology that, as of the time Licensee has begun to use such Licensed Technology, no Licensor has licensed to a Third Party, shall be the sum of (i) the royalties payable under Section 3.1 in respect of the Owned Enhanced Technology plus (ii) the royalty fee for use of the Third Party Technology provided under the terms of the Third Party License in respect of such Third Party Technology. In the event that a Third Party License requires consideration from any License in the form of equity, barter of services or some other non-cash consideration, such requirement shall not apply to Licensee.

        4. OWNERSHIP OF INTELLECTUAL PROPERTY. Each party hereby covenants and agrees that as between the parties, the Intellectual Property of the other party are and shall remain the sole and exclusive property of that party and neither party shall hold itself out as having any ownership rights with respect thereto.

        5. USA SERVICES TO NEWCO. For so long as Newco is a controlled Affiliate of USA, USA shall offer to provide to Newco the business services described on Schedule A attached hereto; PROVIDED that such services are available from USA or any of its controlled affiliates to third parties and only so long as USA has the existing capacity to provide such services. Such services shall be provided on terms and conditions that are determined through good faith negotiations between USA and Newco; PROVIDED that, if such services are provided by USA to a Third Party, then such terms and conditions shall be at least as favorable to Newco as those offered by USA to such Third Party for comparable services.

        6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each party hereto represents and warrants to each other party hereto that (i) it has the right and power to enter into and fully perform this Agreement and to make the commitments it makes herein and to perform fully its obligations hereunder;
    (ii) it has obtained (or in the case of future grants, will have obtained by the time of such grant) all necessary licenses, permissions and consents required to license Licensee to use and/or distribute the Licensed Technology or the Enhanced Technology in accordance with the terms of this Agreement or as otherwise necessary in connection with any of the transactions contemplated hereby.

        7. INDEMNIFICATION. Each Licensor at its own expense, will indemnify, defend and hold harmless USA and its Affiliates (other than Newco or any of its subsidiaries) and their respective employees, officers, directors, representatives and agents (each such party an "USA PARTY"), from and against any and all claims, damages, liabilities, costs and expenses (including legal expenses and reasonable counsel fees) brought against an USA Party arising from a claim that any Licensed Technology, offered or provided by any Licensor for use and/or distribution by Licensee infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, or that violates any law or regulation, or that otherwise violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or

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    has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; PROVIDED, HOWEVER, that in any such case: (i) USA shall provide Newco with prompt notice of any such claim and (ii) USA shall permit Newco to assume and control the defense of such action upon Newco's written notice to Licensee of its intention to so indemnify, so long as Newco does not enter into any settlement or compromise of any such claim which would result in any liability to USA or its Affiliates without USA's prior written consent. Newco will reimburse each USA Party and/or each of their respective licensees on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which an USA Party is entitled to be indemnified hereunder.

        8. NOTICES. All notices and other communica-tions hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               (i)   If to Newco, to:
                    [NEWCO]
                    [________________________]
                    [________________________]
                    Attention: [_____________]
                    Facsimile: [_____________]

               (ii)   If to Styleclick, to:
                    Styleclick.com Inc.
                    [________________________]
                    [________________________]
                    Attention: [_____________]
                    Facsimile: [_____________]

               (iii)  If to ISN, to:
                    Internet Shopping Network LLC
                    [________________________]
                    [________________________]
                    Attention: [_____________]
                    Facsimile: [_____________]

               (iv)  If to Licensee, to:
                   c/o USA Networks, Inc.
                   [________________________]
                   [________________________]
                   Attention: [_____________]
                   Facsimile: [_____________]

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        9.  ASSIGNMENT.  Without the prior written approval of the other parties hereto, no party hereto may assign its rights or obligations hereunder in whole or in part to any Person; PROVIDED, that USA may assign any or all of its rights and obligations hereunder to any of its controlled Affiliates and PROVIDED FURTHER that Newco may assign its rights provided by Section 5 to a controlled affiliate of Newco. Any assignment in violation of this Section 9 shall be null and void.

        10.  TERMINATION.

           10.1 TERMINATION. USA or Newco may terminate this Agreement at any time in the event of (a) a material breach by a Licensor or USA, respectively, of any material term, representation or warranty which remains uncured for sixty (60) days following written notice of such breach delivered by the terminating party or (b) if Newco or USA, respectively, becomes or is declared insolvent or bankrupt, is the subject of any proceeding related to its liquidation or insolvency which is not dismissed within ninety (90) calendar days or makes an assignment for the benefit of creditors.

           Notwithstanding any termination of this Agreement, this Section 10 and Sections 4, 7, 8, 9, 11, 12, 13 and 14 shall remain in full force and effect.

        11. LIMITATION OF WARRANTY. EXCEPT FOR THOSE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED IN SECTION 6 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND BOTH PARTIES HEREBY EXPRESSLY DISCLAIM, ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER THE LAWS OF ANY JURISDICTION.

        12. LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT FOR THE INDEMNIFICATION AND CONFIDENTIALITY OBLIGATIONS SET FORTH HEREIN, NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE FOR ANY FORM OF CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        13. CONFIDENTIALITY. Each party covenants to the other party that it will not, either directly or indirectly through any officer, director, employee, agent or otherwise, disclose this Agreement, any provisions of this Agreement (except to the extent such disclosure is required by law to be disclosed or this Agreement becomes generally available to the public other than as a result of a disclosure in violation of this Agreement) nor any Confidential Information of the other party either in whole or in part, without the prior written consent of the other party.

        14.  MISCELLANEOUS.

           14.1 This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by an officer of USA and an officer of Newco. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

           14.2 Notwithstanding anything to the contrary herein, the parties hereto shall be deemed independent contractors and nothing herein shall be construed as establishing a joint venture or partnership.

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           14.3  This Agreement shall be deemed entered into the State of New
       York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance, or breach of this Agreement.

           14.4 The parties hereto are sophisticated and have had the opportunity to be represented by lawyers throughout the negotiation of this Agreement. As a consequence, the parties do not believe that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive their effects.

           14.5 This Agreement shall not become effective until executed by the parties hereto.

           14.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

ACCEPTED AND AGREED:

                                          USA Networks, Inc.
                                          By: __________________________________
                                          Title: _______________________________

                                          Internet Shopping Network LLC
                                          By: __________________________________
                                          Title: _______________________________

                                          [NEWCO]
                                          By: __________________________________
                                          Title: _______________________________

                                          [NEWCO]
                                          By: __________________________________
                                          Title: _______________________________

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                                   SCHEDULE A

    - Fulfillment

    - Teleservices

    - Direct Selling Commercials

    - Database Marketing

    - Call Center Operations

    - Internet Customer Care

    - Any other services provided to third parties from time to time by USA's Electronic Commerce and Services Division or any successor thereof controlled by USA.